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                                                                 Exhibit 1





                                SCANA Corporation


                         $800,000,000 Medium-Term Notes
                             Due Nine Months or More
                               From Date of Issue

UBS Warburg LLC
677 Washington Boulevard
Stamford, Connecticut 06901

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York 10010

Banc of America Securities LLC
Bank of America Corporate Center
100 North Tryon Street; Mail Code NC1-007-07-01
Charlotte, North Carolina 28255

First Union Securities, Inc.
One First Union Center
301 South College Street
TW8, NC0604
Charlotte, North Carolina 28288

                            Selling Agency Agreement

                                                                January 23, 2002
                                                              New York, New York

Dear Ladies and Gentlemen:

         SCANA Corporation, a South Carolina corporation (the "Company"), confirms its agreement with each of you as evidenced by this Selling Agency Agreement dated January 23, 2002 (the "Agreement"), with respect to the issue and sale by the Company of up to $800,000,000 aggregate principal amount of its Medium-Term Notes, Due Nine Months or More From Date of Issue (the "Notes"). The Notes will be issued under an indenture (the "Indenture") dated as of November 1, 1989 between the Company and The Bank of New York, as trustee (the "Trustee"). Unless otherwise set forth in a supplement to the Prospectus referred to below, the Notes will be issued in fully registered form in minimum denominations of $1,000 and in denominations exceeding such amount by integral multiples of $1,000, and will have the annual interest rates, maturities and, if appropriate, other terms set forth in such supplement to the Prospectus. The Notes will be issued, and the terms thereof established, in accordance with the Indenture and, in the case of Notes sold pursuant to Section 2(a), the Medium-Term Note Administrative Procedures attached hereto as Exhibit A (the "Procedures") (unless a Terms Agreement (as defined in Section 2(b)) modifies or supersedes such Procedures with respect to the Notes issued pursuant to such Terms Agreement). The Procedures may be amended only by written agreement of the Company and you after notice to, and with the approval of, the Trustee. For the purposes of this Agreement, the term "Agent" shall refer to any of you, together with any others who are

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subsequently appointed as agents pursuant to Section 2(c) hereof, acting solely in the capacity as agent for the Company pursuant to Section 2(a) and not as principal (collectively, including any other who is subsequently appointed as an agent pursuant to Section 2(c) hereof, the "Agents"), the term the "Purchaser" shall refer to one of you, or any other who is subsequently appointed as principal pursuant to Section 2(c) hereof, acting solely as principal pursuant to Section 2(b) and not as agent, and the term "you" shall refer to you collectively whether at any time any of you are acting in both such capacities or in either such capacity.

         1. Representations and Warranties. The Company represents and warrants to, and agrees with, you as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (i) hereof.

                  (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") registration statements on such Form (File Numbers: 333-90073, 333-49960 and 333-68266), which registration statements have become effective, for the registration under the Act of $800,000,000 aggregate principal amount of debt securities (the "Securities"), including the Notes. Such registration statements, as amended at the date of this Agreement, meet the requirements set forth in Rule 415(a)(1)(ix) or (x) under the Act and comply in all other material respects with said Rule. In connection with the sale of Notes the Company proposes to file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act supplements to the Prospectus (hereinafter defined) specifying the interest rates, maturity dates and, if appropriate, other terms of the Notes sold pursuant hereto or the offering thereof.

                  (b) As of the Execution Time (as defined by Section 1(i)), on the Effective Date (as defined by Section 1(i)), when any supplement to the Prospectus is filed with the Commission, as of the date of any Terms Agreement and at the date of delivery by the Company of any Notes sold hereunder (a "Closing Date"), (i) the Registration Statement (as defined by Section 1(i)), as amended as of any such time, and the Prospectus, as supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the respective rules thereunder; (ii) the Registration Statement, as amended as of any such time, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (iii) the Prospectus, as supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by any of you specifically for use in connection with the preparation of the Registration Statement or the Prospectus (or any supplement thereto).

                  (c) As of the Execution Time and as of the time any Notes are issued and sold hereunder, the Indenture has or will have been duly authorized, executed and delivered, has or will have been duly qualified under the Trust Indenture Act, and did or will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy,


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reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect), and such Notes will have been duly authorized, executed, authenticated and, when paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect) and the Indenture and such Notes will conform to the description thereof contained in the Prospectus and the applicable supplement thereto.

                  (d) Each of the Company, South Carolina Electric & Gas Company, South Carolina Pipeline Corporation, South Carolina Generating Company, Inc. and Public Service Company of North Carolina, Incorporated, and any other "significant subsidiary" within the meaning of Rule 405 of the Act (individually a "Subsidiary" and collectively the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business.

                  (e) All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of the Company, after due inquiry, any other security interests, claims, liens or encumbrances.

                  (f) The Company's authorized equity capitalization is as set forth in the Registration Statement; and the Notes conform to the description thereof contained in the Prospectus (subject to the insertion in the Notes of the maturity dates, the interest rates and other similar terms thereof which will be described in supplements to the Prospectus as contemplated by the third sentence of Section l(a) of this Agreement).

                  (g) The Company is a public utility holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended (the "PUHC Act") and is registered as such under such Act; and the Company is not subject to registration under the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (h) Except for such approvals as may be required under the PUHC Act, which have been or will be obtained prior to the applicable issuance of the Notes, all approvals required to be obtained from governmental and regulatory authorities in connection with the issuance and sale of the Notes (except for those required under state securities laws or blue sky laws of any jurisdiction) have been obtained and are in full force and effect.

                  (i) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "Effective Date" shall mean the date that Registration Statement No. 333-68266 and any subsequent post-effective amendment or amendments to the Registration Statement became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Prospectus" shall mean the form of basic prospectus relating to the Securities contained in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the


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Execution Time. "Rule 415" and "Rule 424" refer to such rules under the Act. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Prospectus, as the case may be, deemed to be incorporated therein by reference.

                  (j) As of the Execution Time, this Agreement has been duly authorized, executed and delivered by the Company.

                  (k) As of the Execution Time, since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto dated after the Execution Time), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto dated after the Execution Time).

                  (l) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (m) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding, to which the Company is a party, before or by any court or governmental agency or body, which the Company reasonably expects will result in any material adverse change in the condition (financial or other), business, net worth or results of operations of the Company or the Company reasonably expects will materially and adversely affect the properties or assets thereof; and there are no contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement by the Act or by the rules and regulations of the Commission thereunder which have not been so filed.

                  (n) The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Company is a party or by which it is bound or to which any of the property of the Company is subject, the Company's Restated Articles of Incorporation, as amended, or by-laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection

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with the issuance or sale of the Notes by the Company hereunder, except such as may be required under the Act, the Trust Indenture Act or state securities laws or blue sky laws of any jurisdiction and except for such approvals as are required to be obtained under the PUHC Act which have been or will be obtained prior to the applicable issuance of the Notes, and is or will be in full force and effect, and the Company has full power and authority to authorize, issue and sell the Notes on the terms and conditions herein set forth.

                  (o) Any certificate signed by an officer of the Company and delivered to one or more Agents or to counsel for the Agents in connection with an offering of Notes to one or more Agents as principal or through an Agent as agent shall be deemed a representation and warranty by the Company to such Agent or Agents as to the matters covered thereby on the date of such certificate.

         2. Appointment of Agents; Solicitation by the Agents of Offers to Purchase; Sales of Notes to a Purchaser.

                  (a) Subject to the terms and conditions set forth herein, the Company hereby authorizes each of the Agents to act as its agent to solicit offers for the purchase of all or part of the Notes from the Company.

         On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, each of the Agents agrees, as agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes from the Company upon the terms and conditions set forth in the Prospectus (and any supplement thereto) and in the Procedures. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not, except as otherwise provided in this Agreement, have any liability to the Company in the event any such purchase is not consummated for any reason. Except as provided in Section 2(b), under no circumstances will any Agent be obligated to purchase any Notes for its own account. It is understood and agreed, however, that any Agent may purchase Notes as principal pursuant to Section 2(b).

         The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Notes. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised them that such solicitation may be resumed.

         The Company agrees to pay each Agent a commission, on the Closing Date with respect to each sale of Notes by the Company as a result of a solicitation made by such Agent, in an amount equal to that percentage specified in Schedule I hereto of the aggregate principal amount of the Notes sold by the Company. Such commission shall be payable as specified in the Procedures.

         Subject to the provisions of this Section and the Procedures, offers for the purchase of Notes may be solicited by an Agent, as agent for the Company, at such time and in such amounts as such Agent deems advisable. The Company may from time to time offer Notes for sale otherwise than through an Agent.

         If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall indemnify and hold each of you harmless against any loss, claim or damage arising from or as a result of such default by the Company.

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                  (b) Subject to the terms and conditions stated herein,
whenever the Company and any Agent determine that the Company shall sell Notes directly to such Agent as a Purchaser, each such sale of Notes shall be made in accordance with the terms of this Agreement, unless otherwise agreed by the Company and such Agent, and any supplemental agreement relating thereto (which may be an oral agreement confirmed in writing or written agreement) between the Company and the Purchaser. Each such supplemental agreement (which shall be substantially in the form of Exhibit B) is herein referred to as a "Terms Agreement." Each Terms Agreement shall describe (whether orally and confirmed in writing or in writing) the Notes to be purchased by the Purchaser pursuant thereto, and shall specify the principal amount of such Notes, the maturity date of such Notes, the rate at which interest will be paid on the Notes and the record dates for each payment of interest, the Closing Date for the purchase of such Notes, the place of delivery of the Notes and payment therefor, the method of payment and any requirements for the delivery of opinions of counsel, certificates from the Company or its officers, or a letter from the Company's independent public accountants as described in Section 6(b). Such Terms Agreement shall also specify the period of time referred to in Section 4(m). The Purchaser's commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.

         Delivery of the certificates for Notes sold to the Purchaser pursuant to any Terms Agreement shall be made as agreed to between the Company and the Purchaser as set forth in the respective Terms Agreement, not later than the Closing Date set forth in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes by the method and in the form set forth in the Procedures unless otherwise agreed to between the Company and the Purchaser in such Terms Agreement.

         Unless otherwise agreed to between the Company and the Purchaser in a Terms Agreement, any Note sold to a Purchaser (i) shall be purchased by such Purchaser at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity and (ii) may be resold by such Purchaser at varying prices from time to time. In connection with any resale of Notes purchased, a Purchaser may use a selling or dealer group and may reallow any portion of the discount or commission payable pursuant hereto to dealers or purchasers.

                  (c) The Company may appoint additional agents in connection with the offering and sale of the Notes from time to time or in connection with a single offering and sale of the Notes, whether as agent or principal, provided that, in any such case, the Company gives the Agents at least five (5) days' prior notice of such appointment and any such additional agent enters into an agreement with the Company making such additional agent an Agent or Purchaser, as the case may be, under this Agreement with respect to such offering and sale of the Notes from time to time or solely for the purpose of such single offering and sale of the Notes, as the case may be.

         3.       Offering and Sale of Notes.

         Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

         4.       Agreements. The Company agrees with you that:

                  (a) Prior to the termination of the offering of the Notes, the Company will not file any amendment to the Registration Statement or supplement to the Prospectus without the consent of the Agents (except (i) periodic or current reports filed under the Exchange Act or (ii) a supplement

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relating to any offering of Notes providing solely for the specification of or a change in the maturity dates, interest rates, issuance prices or other similar terms of any Notes) without first affording you the opportunity to review the same and to which you shall timely and reasonably object. Subject to the foregoing sentence, the Company will cause each supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such filing. The Company will promptly advise each of you (i) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (ii) when, prior to the termination of the offering of the Notes, any amendment of the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any part thereof, or the institution or threatening of any proceeding for that purpose, or if the Company has knowledge that any such action is contemplated by the Commission, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify each of you to suspend solicitation of offers to purchase Notes (and, if so notified by the Company, each of you shall forthwith suspend such solicitation and cease using the Prospectus as then supplemented), (ii) prepare and file with the Commission, an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Prospectus to each of you in such quantities as you may reasonably request. If such amendment or supplement, and any documents, certificates and opinions furnished to any of you pursuant to paragraph (g) of this Section 4 in connection with the preparation or filing of such amendment or supplement are satisfactory in all respects to you, you will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to the Registration Statement, if such an amendment is required, resume your obligation to solicit offers to purchase Notes hereunder. Notwithstanding the foregoing, if, at the time of any notification to suspend solicitations, any Agent shall own any of the Notes with the intention of reselling them, or the Company has accepted an offer to purchase Notes but the related settlement has not occurred, the Company, subject to the provisions of subsection (a) of this Section, will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

                  (c) The Company, during the period when a prospectus relating to the Notes is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and will furnish to each of you copies of such documents. In addition, on or prior to the date on which the Company makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Company

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proposes to describe, in a document filed pursuant to the Exchange Act, the
Company will furnish to each of you the information contained or to be contained in such announcement. The Company also will furnish to each of you copies of all other press releases or announcements to the general public. The Company will immediately notify each of you of any downgrading in the rating of the Notes or any other debt securities of the Company, or any proposal to downgrade the rating of the Notes or any other debt securities of the Company, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), as soon as the Company learns of any such downgrading or proposal to downgrade.

                  (d) As soon as practicable, the Company will make generally available to its security holders and to each of you an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                  (e) The Company will furnish to each of you and your counsel, without charge, copies of the Registration Statement (including all amendments and exhibits thereto) and, so long as delivery of a prospectus may be required by the Act, as many copies of the Prospectus and any supplement thereto as you may reasonably request.

                  (f) The Company will arrange for the qualification of the Notes for sale under the laws of such jurisdictions as any of you may designate, will maintain such qualifications in effect so long as required for the distribution of the Notes, and will arrange for the determination of the legality of the Notes for purchase by institutional investors.

                  (g) The Company shall furnish to each of you such information, documents, certificates of officers of the Company and opinions of counsel for the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Prospectus, and any amendments thereof or supplements thereto, the Indenture, the Notes, this Agreement, the Procedures and the performance by the Company and you of its and your respective obligations hereunder and thereunder as any of you may from time to time and at any time prior to the termination of this Agreement reasonably request.

                  (h) The Company shall, whether or not any sale of the Notes is consummated, (i) pay all expenses incident to the performance of its obligations under this Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing or other production and delivery of the Registration Statement, the Prospectus, all amendments thereof and supplements thereto, the Indenture, this Agreement and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements, including fees of counsel, incurred in compliance with Section 4(f), the fees and disbursements of the Trustee and the fees of any agency that rates the Notes, (ii) reimburse each of you on a monthly basis for all out-of-pocket expenses (including without limitation advertising expenses), if any, incurred by you in connection with this Agreement and the transactions contemplated hereunder and (iii) pay the reasonable fees and expenses of your counsel incurred in connection with this Agreement and the transactions contemplated hereunder.

                  (i) Each acceptance by the Company of an offer to purchase Notes will be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance, as though made at and as of such time, and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Notes relating to such acceptance, as though made at and as of such time (it being understood that for purposes of the foregoing affirmation and covenant such representations and warranties shall

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relate to the Registration Statement and Prospectus as amended or supplemented at each such time). Each such acceptance by the Company of an offer for the purchase of Notes shall be deemed to constitute an additional representation, warranty and agreement by the Company that, as of the settlement date for the sale of such Notes, after giving effect to the issuance of such Notes and of any other Notes to be issued on or prior to such settlement date, the aggregate amount of Notes which have been issued and sold by the Company will not exceed the amount of Notes registered pursuant to the Registration Statement.

                  (j) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement relating to any offering of Securities other than the Notes, providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto or setting forth financial statements of benefit plans of the Company), the Company will deliver or cause to be delivered promptly to each of you a certificate of the Company, signed by any two of the Chairman of the Board, the President, the principal financial officer, the principal accounting officer or a senior vice president of the Company, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 5(e) but modified to relate to the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission and to the Registration Statement and the Prospectus existing at the time of the effectiveness of such amendment or the filing of such supplement.

                  (k) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement
(i) relating to any offering of Securities other than the Notes, (ii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto, (iii) setting forth or incorporating by reference financial statements or other information as of and for a fiscal quarter, unless, in the reasonable judgment of any of you, such financial statements or other information are of such a nature that an opinion of counsel should be furnished, or (iv) setting forth financial statements of benefit plans of the Company), the Company shall furnish or cause to be furnished promptly to each of you written opinions of counsel to the Company satisfactory to each of you, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to each of you, of the same tenor as the opinions referred to in Sections 5(b) and 5(c) but modified to relate to the Registration Statement and the Prospectus existing at the time of the effectiveness of such amendment or the filing of such supplement or, in lieu of such opinion, counsel last furnishing such an opinion to you may furnish each of you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus existing at the time of the effectiveness of such amendment or the filing of such supplement).

                  (l) Each time that the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information (other than financial statements of benefit plans of the Company), the Company shall cause its independent public accountants promptly to furnish to each of you a letter, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to each of you, of the same tenor as the letter referred to in Section 5(f) with such changes as may be necessary to reflect the amended and supplemental financial

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information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter; provided, however, that, if the Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information as of and for a fiscal quarter, the Company's independent public accountants may limit the scope of such letter, which shall be satisfactory in form to each of you, to the unaudited financial statements, the related "Management's Discussion and Analysis of Financial Condition and Results of Operations" and any other information of an accounting, financial or statistical nature included in such amendment or supplement, unless, in the reasonable judgment of any of you, such letter should cover other information or changes in specified financial statement line items.

                  (m) During the period, if any, specified (whether orally or in writing) in any Terms Agreement, the Company shall not, without the prior consent of the Purchaser thereunder, offer, sell, contract to sell or announce the proposed issuance of any debt securities, including Notes, with terms substantially similar to the Notes being purchased pursuant to such Terms Agreement, other than borrowings under its revolving credit agreements and lines of credit and issuances of its commercial paper.

         5.       Conditions to the Obligations of the Agents.

         The obligation of each Agent to solicit offers to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, on the Effective Date, when any supplement to the Prospectus is filed with the Commission, as of each Closing Date and on the date of each solicitation, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement, or any part thereof, shall have been issued and no proceedings for that purpose shall have been instituted or threatened, or, to the knowledge of the Company or any Agent, be contemplated by the Commission.

                  (b) The Company shall have furnished to each Agent the opinion of its General Counsel or the Deputy General Counsel for the Company, dated the Execution Time, to the effect that:

                           (i) each of the Company and its Subsidiaries has been
                  duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business;

                           (ii) all the outstanding shares of capital stock of
                  each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

                           (iii) the Company's authorized equity capitalization
                  is as set forth in the Registration Statement; and the Notes conform to the description thereof contained in the Prospectus (subject to the insertion in the Notes of the maturity dates, the interest rates and other similar terms thereof which will be described in supplements to the Prospectus as contemplated by the third sentence of Section 1(a) of this Agreement);

                           (iv) the Indenture has been duly authorized, executed
                  and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect); and the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and the Procedures and delivered by the Trustee and paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect);

                           (v) the Company is a public utility holding company
                  within the meaning of the PUHC Act and is registered as such under such Act; and the Company is not subject to registration under the Investment Company Act;

                           (vi) to the best knowledge of such counsel, there is
                  no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated in the Prospectus describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters;

                           (vii) the Registration Statement has become effective
                  under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement as of the Effective Date complied and the Prospectus as of the Execution Time complies (except that no opinion need be expressed as to the financial statements and other financial and statistical information contained in the Registration Statement or the Prospectus or the Trustee's Statement of Eligibility on Form T-1) as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and such counsel has no reason to believe that the Registration Statement at the

                  Effective Date contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the Execution Time includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that no opinion need be expressed as to the financial statements and other financial and statistical information contained or incorporated by reference therein or to any information relating to the book-entry system of payments and transfers of the Notes or the depository therefor set forth under the captions "Book Entry System" in the Prospectus or as to the Trustee's Statement of Eligibility on Form T-1);

                           (viii) this Agreement has been duly authorized,
                  executed and delivered by the Company;

                           (ix) except for such approvals as may be required
                  under the PUHC Act, which have been obtained for the period ending February 11, 2003, no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein except such as have been obtained under the Act and such other approvals (specified in such opinion) as have been obtained;

                           (x) neither the execution and delivery of this
                  Agreement or the Indenture, the issue and sale of the Notes, nor the consummation of any other of the transactions contemplated herein nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under, any law or the charter or bylaws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound, or any judgment, order, decree or regulation known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries;

                           (xi) no holders of securities of the Company have
                  rights to the registration of such securities under the Registration Statement;

                           (xii) the statements contained in the Prospectus
                  under the captions "Description of Notes" and "Plan of Distribution" fairly present the matters referred to therein;

                           (xiii) the documents incorporated by reference in the
                  Prospectus (other than the financial statements and other financial or statistical data contained therein, as to which such counsel need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and

                           (xiv) except as otherwise set forth in the
                  Prospectus, the Company has such licenses, permits, consents, approvals, authorizations and/or orders of governmental bodies, political subdivisions or regulatory authorities, free from burdensome restrictions, as are necessary for the acquisition, construction, ownership, maintenance and operation of the properties now owned by it and the conduct of the business now carried on by it as described in the Registration Statement and Prospectus, and the Company is not in default or violation of any thereof and is carrying on its business in accordance therewith and, to the best of his knowledge, with all applicable federal, state and other laws and regulations, except as would not materially adversely affect the condition (financial or other), business, net worth or results of operations of the Company or the property or assets thereof.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials and may assume that the laws of the State of New York are identical to the laws of the State of South Carolina. References to the Prospectus in this paragraph (b) include any supplements thereto at the date such opinion is rendered. No opinion need be expressed as to matters relating to state securities laws or blue sky laws of any jurisdiction.

                  (c) The Company shall have furnished to each Agent the opinion of McNair Law Firm, P.A., counsel for the Company, dated the Execution Time, to the effect that:

                           (i) each of the Company and its Subsidiaries has been
                  duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                           (ii) the Company's authorized equity capitalization
                  is as set forth in the Registration Statement; and the Notes conform to the description thereof contained in the Prospectus (subject to the insertion in the Notes of the maturity dates, the interest rates and other similar terms thereof which will be described in supplements to the Prospectus as contemplated by the third sentence of Section 1(a) of this Agreement);

                           (iii) the Indenture has been duly authorized,
                  executed and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect); and the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and the Procedures and delivered by the Trustee and paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture;

                           (iv) the Registration Statement has become effective
                  under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement as of the Effective Date complied and the Prospectus as of the Execution Time complies (except that no opinion need be expressed as to the financial statements and other financial and statistical information contained in the Registration Statement or the Prospectus or the Trustee's Statement of Eligibility on Form T-1) as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and such counsel has no reason to believe that the Registration Statement at the Effective Date contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus at the Execution Time includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that no opinion need be expressed as to the financial statements and other financial and statistical information contained or incorporated by reference therein or to any information relating to the book-entry system of payments and transfers of the Notes or the depository therefor set forth under the caption "Book Entry System" in the Prospectus or as to the Trustee's Statement of Eligibility on Form T-1);

                           (v) the Company is a public utility holding company
                  within the meaning of the PUHC Act and is registered as such under such Act; and the Company is not subject to registration under the Investment Company Act;

                           (vi) except for such approvals as may be required
                  under the PUHC Act, which have been obtained for the period ending February 11, 2003, all approvals required to be obtained from governmental and regulatory authorities in connection with the issuance and sale of the Notes have been obtained and are in full force and effect;

                           (vii) this Agreement has been duly authorized,
                  executed and delivered by the Company; and

                           (viii) neither the execution and delivery of this
                  Agreement or the Indenture, the issue and sale of the Notes, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under, any law or the charter or bylaws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound, or any judgment, order, decree or regulation known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials and may assume that the laws of the State of New York are identical to the laws of the State of South Carolina. References to the Prospectus in this paragraph (c) include any supplements thereto at the date such opinion is rendered. No opinion need be expressed as to matters relating to state securities laws or blue sky laws of any jurisdiction.

                  (d) Each Agent shall have received from Thelen Reid & Priest LLP, New York, New York, counsel for the Agents, such opinion or opinions, dated the Execution Time, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (e) The Company shall have furnished to each Agent a certificate of the Company, signed by any two of the Chairman of the Board, the President, the principal financial officer, the principal accounting officer or a senior vice president of the Company, dated the Execution Time, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

                           (i) the representations and warranties of the Company
                  in this Agreement are true and correct in all material respects upon and as of the date hereof with the same effect as if made on the date hereof and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Agents to solicit offers to purchase the Notes;

                           (ii) no stop order suspending the effectiveness of
                  the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                           (iii) since the date of the most recent financial
                  statements included in the Prospectus (exclusive of any supplement thereto dated after the Execution Time), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto dated after the Execution Time).

                  (f) At the Execution Time, Deloitte & Touche LLP shall have furnished to each Agent a letter or letters (which may refer to letters previously delivered to the Agents), dated as of the Execution Time, in form and substance satisfactory to the Agents, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

                           (i) in their opinion the audited financial
                  statements, financial statement schedules and pro forma financial statements, if any, included or incorporated in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                           (ii) on the basis of a reading of the latest
                  unaudited consolidated financial statements made available by the Company; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive committee of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent audited financial statements included or incorporated in the Prospectus, nothing came to their attention which caused them to believe that:

                                    (1) any unaudited consolidated financial
                           statements included or incorporated in the Registration Statement and the Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Prospectus;

                                    (2) with respect to the period subsequent to
                           the date of the most recent consolidated financial statements (other than any capsule information), audited or unaudited, in or incorporated by reference in the Registration Statement and the Prospectus, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term debt, common equity or preferred stock (not subject to purchase or sinking funds) of the Company and its subsidiaries, or decreases in the stockholders' investment of the Company and its subsidiaries, as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement and the Prospectus, or for the period from the date of the most recent financial statements included or incorporated in the Registration Statement and the Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding year in operating revenues or operating income or income before interest charges or in total or per share amounts of net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Agents; or

                                    (3) the amounts included under the caption
                           "Summary Consolidated Financial and Operating Information" in the Prospectus, were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated in the Registration Statement and the Prospectus;

                           (iii) they have performed certain other specified
                  procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus, including certain of the information included or incorporated in Items 1, 6, 7, 10 and 11 of the Company's Annual Report on Form 10-K, incorporated in the

                  Registration Statement and the Prospectus, certain of the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in the Company's Quarterly Reports on Form 10-Q, incorporated in the Registration Statement and the Prospectus, and the information included in the Prospectus under the captions "Ratio of Earnings to Fixed Charges" and "Summary Consolidated Financial and Operating Information," agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

                           (iv) if unaudited pro forma financial statements are
                  included or incorporated in the Registration Statement and the Prospectus, on the basis of a reading of the unaudited pro forma financial statements, carrying out certain specified procedures, inquiries of certain officials of the Company and its subsidiaries (including any entity which is acquired, by merger or otherwise, after the Execution Time, and including any entity which is the subject of any contract to acquire, by merger or otherwise, on the date of such financial statements) who have responsibility for financial and accounting matters, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

References to the Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

                  (g) Prior to the Execution Time, the Company shall have furnished to each Agent such further information, documents, certificates, letters from accountants and opinions of counsel as the Agents may reasonably request.

         If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to such Agents and their counsel, this Agreement and all obligations of any Agent hereunder may be canceled at any time by the Agents. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

         The documents required to be delivered by this Section 5 shall be delivered at the office of McNair Law Firm, P.A., counsel for the Company, 1301 Gervais Street, Suite 1700, Columbia, South Carolina 29201, at the Execution Time.

         6.       Conditions to the Obligations of the Purchaser.

         The obligations of the Purchaser to purchase any Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date of any related Terms Agreement and as of the Closing Date for such Notes, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

                  (a) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or threatened, or, to the knowledge of the Company or any Agent, be contemplated by the Commission.

                  (b) If specified by any related Terms Agreement and except to the extent modified by such Terms Agreement, the Purchaser shall have received, appropriately updated, (i) a certificate of the Company, dated as of the Closing Date, to the effect set forth in Section 5(e) (except that references to the Prospectus shall be to the Prospectus as supplemented at the time of execution of the Terms Agreement), (ii) the opinion of the General Counsel or the Deputy General Counsel for the Company, dated as of the Closing Date, to the effect set forth in Section 5(b), (iii) the opinion of McNair Law Firm, P.A., counsel for the Company, dated as of the Closing Date, to the effect set forth in Section 5(c), (iv) the opinion of Thelen Reid & Priest LLP, counsel for the Purchaser, dated as of the Closing Date, to the effect set forth in Section 5(d), and (v) a letter of Deloitte & Touche LLP, independent accountants for the Company, dated as of the Closing Date, to the effect set forth in Section 5(f).

                  (c) Prior to the Closing Date, the Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement and any Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement or such Terms Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, such Terms Agreement and all obligations of the Purchaser thereunder and with respect to the Notes subject thereto may be canceled at, or at any time prior to, the respective Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

         7.       Right of Person Who Agreed to Purchase to Refuse to Purchase.

                  (a) The Company agrees that any person who has agreed to purchase and pay for any Note, including a Purchaser and any person who purchases pursuant to a solicitation by any of the Agents, shall have the right to refuse to purchase such Note if, at the Closing Date therefor, any condition set forth in Section 5 or 6, as applicable, shall not be satisfied in all material respects.

                  (b) The Company agrees that any person who has agreed to purchase and pay for any Note pursuant to a solicitation by any of the Agents shall have the right to refuse to purchase such Note if, subsequent to the agreement to purchase such Note, any change, condition or development specified in any of the Sections 9 (b) (i) through (v) shall have occurred (without regard to any judgment of a Purchaser required therein) the effect of which is, in the judgment of the Agent which presented the offer to purchase such Note, so material and adverse as to make it impractical or inadvisable to proceed with the delivery of such Note (it being understood that under no circumstance shall any such Agent have any duty or obligation to exercise the judgment permitted to be exercised under this Section 7(b) and Section 9(b)).

         8.       Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless each of you, the directors, officers, employees and agents of each of you and each person who controls each of you within the meaning of either the Act or the

Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which you, they or any of you or them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Notes as originally filed or in any amendment thereof, or in the Prospectus or any preliminary Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, as incurred; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by any of you specifically for use in connection with the preparation thereof, and (ii) such indemnity with respect to the Prospectus or any preliminary Prospectus shall not inure to the benefit of any of you (or any person controlling any of you) from whom the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Notes to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Prospectus or any preliminary Prospectus was corrected in the Prospectus (or the Prospectus as supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each of you agrees severally and not jointly to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to you, but only with reference to written information relating to such of you furnished to the Company by such of you specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which you may otherwise have. The Company acknowledges that the statements set forth in the third, fourth and fifth sentences of the third paragraph, the third sentence of the fourth paragraph and the last paragraph under the heading "Plan of Distribution" in the Prospectus, constitute the only information furnished in writing by any of you for inclusion in the documents referred to in the foregoing indemnity, and you confirm that such statements are correct.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by you in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this
Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on grounds of policy or otherwise, the Company and each of you shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and any of you may be subject in such proportion so that each of you is responsible for that portion represented by the percentage that the aggregate commissions received by such of you pursuant to Section 2 in connection with the Notes from which such losses, claims, damages and liabilities arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such of you if such commissions had been payable), bears to the aggregate principal amount of such Notes sold and the Company is responsible for the balance; provided, however, that (y) in no case shall any of you be responsible for any amount in excess of the commissions received by such of you in connection with the Notes from which such losses, claims, damages and liabilities arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such of you if such commissions had been payable) and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls any of you within the meaning of the Act shall have the same rights to contribution as you and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clause (z) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

         9.       Termination.

         This Agreement will continue in effect until terminated as provided in this Section 9. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in the fourth and sixth paragraphs of Section 2(a), and in Sections 4(h), 8 and 10.

                  (a) This Agreement may be terminated by either the Company as to any of you or by any of you insofar as this Agreement relates to such of you, by giving written notice of such termination to such of you or the Company, as the case may be. This Agreement shall so terminate at the close of business on the third business day following the receipt of such notice by the party to whom such notice is given.

                  (b) Each Terms Agreement (whether oral or written) shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company prior to delivery of any payment for any Note to be purchased thereunder, if prior to such time (i) there shall have occurred, subsequent to the agreement to purchase such Note, any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which is, in the judgment of the Purchaser, so material and adverse as to make it impractical or inadvisable to proceed with the delivery of such Note, (ii) there shall have been, subsequent to the agreement to purchase such Note, any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, (iii) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on The New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iv) a banking moratorium shall have been declared either by federal or New York state authorities, or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Purchaser, impracticable or inadvisable to proceed with the offering or delivery of such Notes as contemplated by the Prospectus (exclusive of any supplement thereto.)

         10.      Representations and Indemnities to Survive.

         The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of the fourth and sixth paragraphs of Section 2(a) and of Sections 4(h) and 8 hereof shall survive the termination or cancellation of this Agreement. The provisions of this Agreement (including without limitation Section 7 hereof) applicable to any purchase of a Note for which an agreement to purchase exists prior to the termination hereof shall survive any termination of this Agreement.

         11.      Notices.

         All communications hereunder will be in writing and effective only on receipt, and, if sent to any of you, will be mailed, delivered, telecopied or telegraphed and confirmed to such of you, at the address specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 1426 Main Street, Columbia, South Carolina 29201, attention of the General Counsel.

         12.      Successors.

         This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, directors, officers, employees, agents and controlling persons and controlling persons referred to in Section 8 hereof, and, to the extent provided in Section 7, any person who has agreed to purchase Notes, and no other person will have any right or obligation hereunder.

         13.      Applicable Law.

         This Agreement will be governed by and construed in accordance with the laws of the State of New York.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and you.

                                     Very truly yours,
                                     SCANA Corporation

                                     By:  /s/ Mark Cannon
                                         -------------------------------------
                                     Its:     Controller
                                          ------------------------------------


The foregoing Agreement is hereby confirmed and accepted as of the date hereof.

UBS Warburg LLC


By:  /s/ Scott Whitney
    ---------------------------------
Its:     Associate Director
    ---------------------------------


Credit Suisse First Boston Corporation


By:  /s/ Helena M. Willner
    ---------------------------------
Its:     Director
    ---------------------------------


Banc of America Securities LLC


By:  /s/ Lilly Chang
    ----------------------------------
Its:     Principal
    ----------------------------------


First Union Securities, Inc.


By:  /s/ James T. Williams, Jr.
    ----------------------------------
Its:     Director
    ----------------------------------

                                                               EXHIBIT A


                                      SCANA
                                   CORPORATION


                   Medium-Term Note Administrative Procedures


                                January 23, 2002

                  The Medium-Term Notes, Due from Nine Months or More from Date of Issue in an aggregate principal amount of $800,000,000 (the "Notes") of SCANA Corporation (the "Company") are to be offered on a continuing basis. UBS Warburg LLC, Credit Suisse First Boston Corporation, Banc of America Securities LLC, and First Union Securities, Inc. as agents (each an "Agent," and collectively the "Agents"), have agreed to solicit purchases of Notes issued in fully registered form. The Agents will not be obligated to purchase Notes for their own account. The Notes are being sold pursuant to a Selling Agency Agreement between the Company and the Agents dated the date hereof (the "Agency Agreement"). The Notes will rank pari passu with all other unsecured and unsubordinated debt of the Company and have been registered with the Securities and Exchange Commission (the "Commission"). The Notes will be issued under the Indenture dated as of November 1, 1989 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee").

                  The Agency Agreement provides that Notes may also be purchased by an Agent acting solely as principal and not as agent. In the event of any such purchase, the functions of both the Agent and the beneficial owner under the administrative procedures set forth below shall be performed by such Agent acting solely as principal, unless otherwise agreed to between the Company and such Agent acting as principal.

                  Each Note will be represented by either a Global Security (as defined hereinafter) delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate delivered to the Holder thereof or a Person designated by such Holder (a "Certificated Note"). Only Notes denominated and payable in U.S. dollars may be issued as Book-Entry Notes. An owner of a beneficial interest in a Book-Entry Note will not be entitled to receive a certificate representing such Note.

                  The procedures to be followed during, and the specific terms of, the solicitation of orders by the Agents and the sale as a result thereof by the Company are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its Treasury Department. The Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding orders to purchase Notes and the details of their delivery.

                  Administrative procedures and specific terms of the offering are explained below. Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof, as adjusted in accordance with changes in DTC's operating requirements, and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined herein, terms defined in the Indenture and the Notes shall be used herein as therein defined. Notes for which interest is calculated on the basis of a fixed interest rate, which may be zero, are referred to herein as "Fixed Rate Notes." Notes for which interest is calculated on the basis of a floating interest rate are referred to herein as "Floating Rate Notes." To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture, DTC's operating requirements or the Agency Agreement, the relevant provisions of the Notes, the Indenture, DTC's operating requirements and the Agency Agreement shall control.

                  All communications hereunder will be in writing and effective only upon receipt, and, if sent, will be mailed, delivered, telecopied or telegraphed and confirmed to the Agents and the Company at the following addresses:

                  If to the Company:

                             SCANA Corporation
                             1426 Main Street
                             Columbia, South Carolina 29201
                             Attention: General Counsel

                  If to UBS Warburg LLC:

                             UBS Warburg LLC
                             677 Washington Boulevard
                             Stamford, Connecticut 06901
                             Attention: Debt Capital Markets Groups

                  If to Credit Suisse First Boston Corporation:

                             Credit Suisse First Boston Corporation
                             Eleven Madison Avenue
                             New York, New York 10010
                             Attention: Short and Medium Term Products Group

                  If to Banc of America Securities LLC:

                             Banc of America Securities LLC
                             Bank of America Corporate Center
                             100 North Tryon Street, NC1-007-07-01
                             Charlotte, North Carolina 28255

                  If to First Union Securities, Inc.:

                                    First Union Securities, Inc.
                                    One First Union Center
                                    301 South College Street
                                    TW8, NC0604
                                    Charlotte, NC 28288
                                    Attn: Jim Williams

                                     PART I


                          Administrative Procedures for
                                Book-Entry Notes

                  In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC and a Medium-Term Note Certificate Agreement between the Trustee and DTC and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement system ("SDFS").

Issuance:
         On any date of settlement (as defined under "Settlement" below) for one or more Book-Entry Notes (each a "Settlement Date"), the Company will issue a single global security in fully registered form without coupons (a "Global Security") representing up to $400,000,000 principal amount of all such Book-Entry Notes that have the same original issue date, original issue discount provisions, if any, Interest Payment Dates, Regular Record Dates, Interest Payment Period, redemption provisions, if any, Maturity Date, and, in the case of Fixed Rate Notes, interest rate, in the case of Floating Rate Notes, initial interest rate, Base Rate, Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier, if any, minimum interest rate, if any, maximum interest rate, if any and, in the case of a Floating Rate Book-Entry Note for which the Base Rate is LIBOR, whether LIBOR Reuters, LIBOR Telerate or another LIBOR reference is applicable to the Note and the Designated LIBOR Currency (collectively, the "Terms"). Each Global Security will be dated and issued as of the date of its authentication by the Trustee. Each Global Security will bear an Original Issue Date, which will be (i) with respect to an original Global Security (or any portion thereof), the original issue date specified in such Global Security and (ii) following a consolidation of Global Securities, with respect to the Global Security resulting from such consolidation, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Securities, regardless of the date of authentication of such resulting Global Security. No Global Security will represent (i) both Fixed Rate and Floating Rate Book-Entry Notes or (ii) any Certificated Note.

Identification
CUSIP Numbers:
         The Company has arranged with the CUSIP Service Bureau (the "CUSIP Service Bureau") of Standard & Poor's, a Division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") for the reservation of a series of CUSIP numbers, which series consists of approximately 900 CUSIP numbers and relates to Global Securities representing Book-Entry Notes and book-entry medium-term notes issued by the Company with other series designations. The Trustee, the Company and DTC have obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers. The Company will assign CUSIP numbers to Global Securities as described below under Settlement Procedure "B." DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Securities. The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Securities, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to the Trustee and DTC.

Registration:
         Global Securities will be issued only in fully registered form without coupons. Each Global Security will be registered in the name of CEDE & CO., as nominee for DTC, on the securities register for the Notes maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Book-Entry Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner (or such participant) in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:
         Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:
         The Trustee may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation (a copy of which shall be attached to the resulting Global Security described below) specifying (i) the CUSIP numbers of two or more Outstanding Global Securities that represent (A) Fixed Rate Book-Entry Notes having the same Terms and for which interest has been paid to the same date or (B) Floating Rate Book-Entry Notes having the same Terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Security. Upon receipt of such a notice, DTC will send to its participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and such new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Securities for a single Global Security bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $400,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to represent each $400,000,000 of principal amount of the exchanged Global Securities and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see "Denominations" below).

Maturities:
         Each Book-Entry Note will mature on a date not less than nine months after the settlement date for such Note.

Notice of
Repayment Terms:
         With respect to each Book-Entry Note that is repayable at the option of the Holder, the Trustee will furnish DTC on the settlement date pertaining to such Note a notice setting forth the terms of such repayment option. Such terms shall include the start date and end dates of the first exercise period, the purchase date following such first exercise period, the frequency that such exercise periods shall occur (i.e., quarterly, semi-annually, annually, bi-annually, etc.) and if the repayment option expires before maturity, the same information (except frequency) concerning the last exercise period. It is understood that the exercise period shall be at least fifteen calendar days long and that the purchase date shall be at least seven calendar days after the last day of the exercise period.

Denominations:
         Book-Entry Notes will be issued in principal amounts of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. Global Securities will be denominated in principal amounts not in excess of $400,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $400,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be authenticated and issued to represent each $400,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Interest:
         General. Interest, if any, on each Book-Entry Note will accrue from the original issue date for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, on the Global Security representing such Book-Entry Note, and will be calculated and paid in the manner described in such Book-Entry Note and in the Prospectus (as defined in the Agency Agreement), as supplemented by the applicable Pricing Supplement. Unless otherwise specified therein, each payment of interest on a Book-Entry Note will include interest accrued to but excluding the Interest Payment Date (provided that, in the case of Floating Rate Book-Entry Notes which reset daily or weekly, interest payments will include accrued interest to and including the day immediately preceding the Interest Payment Date) or to but excluding Maturity. Interest payable at the Maturity of a Book-Entry Note will be payable to the Person to whom the principal of such Note is payable. Standard & Poor's will use the information received in the pending deposit message described under Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate (daily or weekly) bond report published by Standard & Poor's.

                  Regular Record Dates. The Regular Record Date with respect to any Interest Payment Date shall be the date fifteen calendar days immediately preceding such Interest Payment Date (unless otherwise specified pursuant to Settlement Procedure "A" below).

                  Interest Payment Dates on Fixed Rate Book-Entry Notes. Unless otherwise specified pursuant to Settlement Procedure "A" below, interest payments on Fixed Rate Book-Entry Notes will be made semi-annually on April 1, and October 1 of each year and at Maturity; provided, however, that in the case of a Fixed Rate Book-Entry Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date to the Person in whose name such Note is registered on the Regular Record Date for such succeeding Interest Payment Date.

                  Interest Payment Dates on Floating Rate Book-Entry Notes. Interest payments will be made on Floating Rate Book-Entry Notes monthly, quarterly, semi-annually or annually. Unless otherwise agreed upon, interest will be payable, in the case of Floating Rate Book-Entry Notes with a monthly Interest Payment Period, on the third Wednesday of each month; with a quarterly Interest Payment Period, on the third Wednesday of March, June, September and December of each year; with a semi-annual Interest Payment Period on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and with an annual Interest Payment Period, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; provided, however, that if an Interest Payment Date for a Floating Rate Book-Entry Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Book-Entry Note, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Book-Entry Note, except in the case of a Floating Rate Book-Entry Note for which the Base Rate is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and provided further, that in the case of a Floating Rate Book-Entry Note issued between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date to the Person in whose name such Note is registered on the Regular Record Date for such succeeding Interest Payment Date.

                  Notice of Interest Payment and Regular Record Dates. At the request of the Company the Trustee will deliver to the Company and DTC a written list of Regular Record Dates and Interest Payment Dates that will occur with respect to Book-Entry Notes during the six-month period beginning on such first Business Day. Promptly after each Interest Determination Date for Floating Rate Book-Entry Notes, the Trustee (or such other party appointed by the Company to perform such function), as Calculation Agent, will notify Standard & Poor's of the interest rates determined on such Interest Determination Date.

Calculation of
Interest:
         Fixed Rate Book-Entry Notes. Interest on Fixed Rate Book-Entry Notes
                  (including interest for - partial periods) will be calculated on the basis of a 360-day year of twelve thirty-day months.

                  Floating Rate Book-Entry Notes. Interest rates on Floating Rate Book-Entry Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Book-Entry Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Book-Entry Note for which the Base Rate is Treasury Rate, interest will be calculated on the basis of the actual number of days in the year.

Payments of
Principal and
Interest:
         Payment of Interest Only. Promptly after each Regular Record Date, the
                  Trustee will deliver to the Company and DTC a written notice setting forth, by CUSIP number, the amount of interest to be paid on each Global Security on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the appropriate (daily or weekly) bond reports published by Standard & Poor's. The Company will pay to the Trustee, as paying agent, the total amount of interest due on such Interest Payment Date (other than at Maturity), and the Trustee will pay such amount to DTC, at the times and in the manner set forth below under "Manner of Payment." If any Interest Payment Date for a Fixed Rate Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date. If any Interest Payment Date (other than a Maturity Date) for a Floating Rate Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and interest shall continue to accrue to but not including such succeeding Business Day, except that in the case of an Interest Payment Date on a Floating Rate Note for which the Base Rate is LIBOR, if such Business Day is in the succeeding calendar month, such Interest Payment Date will be the preceding Business Day.

                  Payments at Maturity. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal and interest to be paid on each Global Security maturing (on a Maturity or Redemption Date or otherwise) in the following month. The Company and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity of such Global Security. On or before Maturity, the Company will pay to the Trustee, as paying agent, the principal amount of such Global Security, together with interest due at such Maturity. The Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment." If any Maturity of a Global Security representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the principal and interest due at Maturity of such Global Security, the Trustee will cancel such Global Security in accordance with the Indenture and so advise the Company.

                  Manner of Payment. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in immediately available funds no later than 9:30 A.M. (New York City time) on such date. The Company will make such payment on such Global Securities by instructing the Trustee to withdraw funds from an account maintained by the Company at the Trustee or by wire transfer to the Trustee. The Company will confirm any such instructions in writing to the Trustee. On each payment date the Trustee will pay DTC in accordance with DTC's standard procedures. On each Interest Payment Date (other than at Maturity), interest payments shall be made to DTC, in funds available for immediate use by DTC, in accordance with existing arrangements between the Trustee and DTC. On each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Company (as issuer or as paying agent) nor the Trustee shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                  Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedure for
Setting and
Posting:
         The Company and the Agents will discuss from time to time the aggregate principal amount of, the issuance price of, and the interest rates to be borne by, Book-Entry Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set prices of, and rates borne by, any Book-Entry Notes in respect of which the Agents are to solicit orders (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance and
Rejection of
Orders:
         Unless otherwise instructed by the Company, each Agent will advise the Company promptly by telephone of all orders to purchase Book-Entry Notes received by such Agent, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. Unless otherwise agreed by the Company and the Agents, the Company has the right to accept orders to purchase Book-Entry Notes and may reject any such orders in whole or in part.

Preparation of
Pricing Supplement:

                  If any order to purchase a Book-Entry Note is accepted by or on behalf of the Company, the Company will prepare a pricing supplement (a "Pricing Supplement") reflecting the terms of such Book-Entry Note and will arrange to have the Pricing Supplement filed with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and will supply ten copies thereof (and additional copies if requested) to the Agent which presented the order (the "Presenting Agent"). The Presenting Agent will cause a Prospectus and Pricing Supplement to be delivered to the purchaser of such Book-Entry Note.

                  In each instance that a Pricing Supplement is prepared, the Presenting Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements (other than those retained for files) will be destroyed.

Suspension of
Solicitation;
Amendment or
Supplement:

         Subject to the Company's representations, warranties and covenants contained in the Agency Agreement, the Company may instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of orders to purchase Book-Entry Notes. Upon receipt of such instructions, the Agents will forthwith suspend solicitation until such time as the Company has advised them that such solicitation may be resumed.

                  In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

                  If the Company decides to amend or supplement the Registration Statement (as defined in the Agency Agreement) or the Prospectus, it will promptly advise the Agents and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Agency Agreement. Subject to the provisions of the Agency Agreement, the Company may file with the Commission any such supplement to the Prospectus relating to the Notes. The Company will provide the Agents and the Trustee with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b).

Procedures For
Rate Changes:
         When the Company has determined to change the interest rates of Book-Entry Notes being offered, it will promptly advise the Agents and the Agents will forthwith suspend solicitation of orders. The Agents will telephone the Company with recommendations as to the changed interest rates. At such time as the Company has advised the Agents of the new interest rates, the Agents may resume solicitation of orders. Until such time only "indications of interest" may be recorded. Within two Business Days after any sale of Book-Entry Notes, the Company will file with the Commission a

                  Pricing Supplement to the Prospectus relating to such Book-Entry Notes that reflects the applicable interest rates and other terms and will deliver copies of such Pricing Supplement to the Agents.

Delivery of
Prospectus:
         A copy of the Prospectus and, where applicable, a Pricing Supplement, relating to a Book-Entry Note, must accompany or precede the earliest of any written offer by any Agent of such Book-Entry Note, confirmation of the purchase of such Book-Entry Note, or payment for such Book-Entry Note by its purchaser. If notice of a change in the terms of the Book-Entry Notes is received by the Agents between the time an order for a Book-Entry Note is placed and the time written confirmation thereof is sent by the Presenting Agent to a customer or his agent, such confirmation shall be accompanied by a Prospectus and Pricing Supplement setting forth the terms in effect when the order was placed. Subject to "Suspension of Solicitation; Amendment or Supplement" above, the Presenting Agent timely will deliver a Prospectus and Pricing Supplement as herein described with respect to each Book-Entry Note sold by it. The Company will make such delivery if such Book-Entry Note is sold directly by the Company to a purchaser (other than an Agent).

Confirmation:
         For each order to purchase a Book-Entry Note solicited by any Agent and accepted by or on behalf of the Company, the Presenting Agent will issue a confirmation to the purchaser, with a copy to the Company, setting forth the details set forth above and delivery and payment instructions.

Settlement:

         The receipt by the Company of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Security representing such Book-Entry Note shall constitute "settlement" with respect to such Book-Entry Note. All orders accepted by the Company will be settled on the third Business Day following the date of sale of such Book-Entry Note pursuant to the timetable for settlement set forth below unless the Company, the Trustee and the purchaser agree to settlement on another day which shall be no earlier than the next Business Day following the date of sale.




Settlement
Procedures:

         Settlement Procedures with regard to each Book-Entry Note sold by the Company through any Agent, as agent, shall be as follows:

                  A. The Presenting Agent will advise the Company by telephone of the following settlement information:

                           1.       Principal amount.

                           2.       Maturity Date.

                           3. In the case of a Fixed Rate Book-Entry Note, the interest rate or, in the case of a Floating Rate Book-Entry Note, the Base Rate, initial interest rate (if known at such time), Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier (if any), minimum interest rate (if any), maximum interest rate (if any) and, in the case of a Floating Rate Book-Entry Note for which the Base Rate is LIBOR, whether LIBOR Reuters, LIBOR Telerate or another LIBOR reference is applicable to the Notes and the Designated LIBOR Currency.

                           4. Interest Payment Dates, Regular Record Dates (if other than the dates fifteen calendar days preceding such Interest Payment Dates), the Interest Payment Period, Interest Determination Dates, the Calculation Dates and the Calculation Agent.

                           5.       Redemption provisions, if any.

                           6.       Settlement date.

                           7.       Price.

                           8. Presenting Agent's commission, determined as provided in Section 2 of the Agency Agreement.

                  B. The Company will assign a CUSIP number to the Global Security representing such Book-Entry Note and then advise the Trustee by telephone (confirmed in writing at any time on the same date) or electronic transmission of the information set forth in Settlement Procedure "A" above, such CUSIP number and the name of the Presenting Agent. The Company will also notify the Presenting Agent by telephone of such CUSIP number as soon as practicable. Each such communication by the Company shall constitute a representation and warranty by the Company to the Trustee and the Agents that (i) such Book-Entry Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company, (ii) such Book-Entry Note, and the Global Security representing such Book-Entry Note, will conform with the terms of the Indenture, and (iii) after giving effect to the issuance of such Book-Entry Note and any other Securities (as defined in the Agency Agreement) to be issued on or prior to the settlement date for the sale of such Book-Entry Note, the aggregate amount of Securities which have been issued and sold by the Company will not exceed the amount of Securities registered under the Registration Statement (as defined in the Agency Agreement).

                  C. The Trustee will enter a pending deposit message through DTC's Participant Terminal System providing the following settlement information to DTC (which shall route such information to Standard & Poor's) and the Presenting Agent:

                           1. The information set forth in Settlement Procedure "A."

                           2. Identification as a Fixed Rate Book-Entry Note or a Floating Rate Book-Entry Note.

                           3. Initial Interest Payment Date for such Book-Entry Note, number of days by which such date succeeds the related Regular Record Date (or, in the case of Floating Rate Notes which reset daily or weekly, the date five calendar days immediately preceding the Interest Payment Date) and amount of interest payable on such Interest Payment Date (which amount shall be confirmed by the Trustee).

                           4.       The Interest Payment Period.

                           5.       CUSIP number of the Global Security
                                    representing such Book-Entry Note.

                           6. Whether such Global Security will represent any other Book-Entry Note (to the extent known at such time).

                  D. To the extent the Company has not already done so, the Company will deliver to the Trustee a Global Security in a form that has been approved by the Company, the Agents and the Trustee.

                  E. The Trustee will complete such Book-Entry Note, stamp the appropriate legend, as instructed by DTC, if not already set forth thereon, and authenticate the Global Security representing such Book-Entry Note.

                  F. DTC will credit such Book-Entry Note to the Trustee's participant account at DTC.

                  G. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to
                           (i) debit such Book-Entry Note to the Trustee's participant account and credit such Book-Entry Note to the Presenting Agent's participant account and
                           (ii) debit the Presenting Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Book-Entry Note less the Presenting Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to

                           DTC that (i) the Global Security representing such Book-Entry Note has been issued and authenticated and
                           (ii) the Trustee is holding such Global Security pursuant to the Medium-Term Note Certificate Agreement between the Trustee and DTC.

                  H. The Presenting Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Book-Entry Note to the Presenting Agent's participant account and credit such Book-Entry Note to the participant accounts of the Participants with respect to such Book-Entry Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Presenting Agent for an amount equal to the price of such Book-Entry Note.

                  I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                  J. The Trustee will, upon receipt of funds from the Agent in accordance with Settlement Procedure "G," wire transfer to the account of the Company maintained at The Bank of New York funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure "G."

                  K. The Presenting Agent will confirm the purchase of such Book-Entry Note to the purchaser either by transmitting to the Participants with respect to such Book-Entry Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

Settlement
Procedures
Timetable:
         For orders of Book-Entry Notes solicited by any Agent and accepted by the Company for settlement on the first Business Day after the sale date, Settlement Procedures "A" through "K" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                  Settlement
                  Procedure Time

                         A            11:00 A.M. on the sale date
                         B            12:00 Noon on the sale date
                         C            2:00 P.M. on the sale date
                         D            3:00 P.M. on the Business Day before
                                        settlement
                         E            9:00 A.M. on Settlement Date
                         F            10:00 A.M. on Settlement Date
                         G-H          2:00 P.M. on Settlement Date

                         I            4:45 P.M. on Settlement Date
                         J-K          5:00 P.M. on Settlement Date

                  If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A," "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M. and 5:00 P.M. on the first Business Day after the sale date and no later than 2:00 P.M. on the Business Day before the settlement date (unless the sale is settled two Business Days after the sale date, in which case no later than 9:00 A.M. on the settlement date), respectively. If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 P.M., respectively, on the Business Day before the settlement date. Settlement Procedure "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in SDFS operating procedures in effect on the settlement date.

                  If settlement of a Book-Entry Note is rescheduled or canceled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to
Settle:
         If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure "G," the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Book-Entry Note to the Trustee's participant account. DTC will process the withdrawal message, provided that the Trustee's participant account contains a principal amount of the Global Security representing such Book-Entry Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will cancel such Global Security in accordance with the Indenture and so advise the Company and will make appropriate entries in its records. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Trustee will exchange such Book-Entry Note for two Global Securities, one of which shall represent such Book-Entry Notes and shall be canceled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

                  If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Presenting Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "G" and "H," respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than a default by the Presenting Agent in the performance of its obligations hereunder and under the Agency Agreement, then the Company will reimburse the Presenting Agent or the Trustee, as applicable, on an equitable basis for the loss of the use of the funds during the period when they were credited to the account of the Company.

                  Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure "E," for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

Trustee Not to
Risk Funds:
         Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, DTC, the Agents or the purchaser, it being understood by all parties that payments made by the Trustee to the Company, DTC, the Agents or the purchaser shall be made only to the extent that funds are provided to the Trustee for such purpose.

Authenticity of
Signatures:
         The Company will cause the Trustee to furnish to the Company and the Agents from time to time with the specimen signatures of each of the Trustee's officers, employees or agents who has been authorized by the Trustee to authenticate Book-Entry Notes, but no Agent will have any obligation or liability to the Company or the Trustee in respect to the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Book-Entry Note.

Payment of
Expenses:
         Each Agent shall forward to the Company, on a monthly basis, a statement of the out-of-pocket expenses incurred by such Agent during that month that are reimbursable to it pursuant to the terms of the Agency Agreement. The Company will remit payment to the Agents currently on a monthly basis.

Advertising
Costs:
         The Company will determine with the Agents the amount of advertising that may be appropriate in soliciting offers to purchase the Book-Entry Notes. Advertising expenses will be paid by the Company.

Periodic
Statements
from The Bank
of New York:
         Periodically, the Trustee will send to the Company a statement setting forth the principal amount of Book-Entry Notes Outstanding as of that date.

                                     PART II


                Administrative Procedures for Certificated Notes

         The Trustee will serve as registrar and transfer agent in connection with the Certificated Notes.

Issuance:
         Each Certificated Note will be dated and issued as of the date of its authentication by the Trustee. Each Certificated Note will bear an Original Issue Date, which will be (i) with respect to an original Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date) and
                  (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the Original Issue Date of the predecessor Certificated Note, regardless of the date of authentication of such subsequently issued Certificated Note.

Registration:
         Certificated Notes will be issued only in fully registered form without coupons.

Transfers and
Exchanges:
         A Certificated Note may be presented for transfer or exchange at the principal corporate trust office in The City of New York of the Trustee. Certificated Notes will be exchangeable for other Certificated Notes having identical terms but different authorized denominations without service charge. Certificated Notes will not be exchangeable for Book-Entry Notes.

Maturities:
         Each Certificated Note will mature on a date not less than nine months after the Settlement Date for such Note.

Denominations:
         The denomination of any Certificated Note denominated in U.S.
                  dollars will be a minimum of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. The authorized denominations of Certified Notes denominated in any other currency will be specified pursuant to "Settlement Procedures" below.

Interest:
         General. Interest, if any, on each Certificated Note will accrue from the original issue date for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, and will be calculated and paid in the manner described in such Note and in the Prospectus, as supplemented by the applicable Pricing Supplement. Unless otherwise specified therein, each payment of interest on a Certificated Note will include interest accrued to but excluding the Interest Payment Date (provided that, in the case of Certificated Notes which reset daily or weekly, interest payments will include accrued interest to and including the day immediately preceding the Interest Payment
                  Date) or to but excluding Maturity.

                  Regular Record Dates. The Regular Record Dates with respect to any Interest Payment Date shall be the date fifteen calendar days immediately preceding such Interest Payment Date (unless otherwise specified pursuant to Settlement Procedure "A" below).

                  Fixed Rate Certificated Notes. Unless otherwise specified pursuant to Settlement Procedure "A" below, interest payments on Fixed Rate Certificated Notes will be made semi-annually on April 1 and October 1 of each year and at Maturity; provided, however, that in the case of a Fixed Rate Certificated Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date to the Person in whose name such Note is registered on the Regular Record Date for such succeeding Interest Payment Date.

                  Floating Rate Certificated Notes. Interest payments will be made on Floating Rate Certificated Notes monthly, quarterly, semi-annually or annually. Interest will be payable, in the case of Floating Rate Certificated Notes with a monthly Interest Payment Period, on the third Wednesday of each month; with a quarterly Interest Payment Period, on the third Wednesday of March, June, September and December of each year; with a semi-annual Interest Payment Period, on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and with an annual Interest Payment Period, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; provided, however, that if an Interest Payment Date for a Floating Rate Certificated Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Certificated Note, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Certificated Note, except in the case of a Floating Rate Certificated Note for which the Base Rate is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and provided further, that in the case of a Floating Rate Certificated Note issued between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date to the Person in whose name such Note is registered on the Regular Record Date for such succeeding Interest Payment Date.

Calculation of
Interest:
         Fixed Rate Certificated Note. Interest on Fixed Rate Certificated
                  Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

                  Floating Rate Certificated Notes. Interest rates on Floating Rate Certificated Notes will be determined as set forth in the form of Notes. Interest on Floating

                  Rate Certificated Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Certificated Note for which the Base Rate is Treasury Rate, interest will be calculated on the basis of the actual number of days in the year.

Payments of
Principal and
Interest:
         The Trustee will pay the principal amount of each Certificated
                  Note at Maturity upon presentation of such Certificated Note to the Trustee (unless otherwise specified in the applicable Pricing Supplement). Such payment, together with payment of interest due at Maturity of such Certificated Note, will be made in funds available for immediate use by the Trustee and in turn by the Holder of such Certificated Note. Certificated Notes presented to the Trustee at Maturity for payment will be canceled by the Trustee in accordance with the Indenture. All interest payments on a Certificated Note (other than interest due at Maturity) will be made by check drawn on the Trustee (or another Person appointed by the Trustee) and mailed by the Trustee to the Person entitled thereto as provided in such Note and the Indenture (unless otherwise specified in the applicable Pricing Supplement).

                  The Trustee will be responsible for reporting interest paid on Certificated Notes, and where applicable, withholding taxes on such interest payments, as may be required by law.

                  If any Interest Payment Date for a Fixed Rate Certificated Note or the Maturity of a Certificated Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date or Maturity, as the case may be. If any Interest Payment Date for a Floating Rate Certificated Note (other than the Maturity Date) is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and interest shall continue to accrue to but not including such succeeding Business Day, except that in the case of an Interest Payment Date on a Floating Rate Certificated Note for which the Base Rate is LIBOR, if such Business Day is in the succeeding calendar month, such Interest Payment Date will be the preceding Business Day.

Procedure for
Rate Setting
and Posting:
         The Company and the Agents will discuss from time to time the aggregate principal amount of, the issuance price of, and the interest rates to be borne by, Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set prices of, and rates borne by, any Notes in respect of which the Agents are to solicit orders (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance and
Rejection of
Orders:
         Unless otherwise instructed by the Company, each Agent will advise the Company promptly by telephone of all orders to purchase Certificated Notes received by such Agent, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. Unless otherwise agreed by the Company and the Agents, the Company has the sole right to accept orders to purchase Certificated Notes and may reject any such orders in whole or in part.

Preparation of
Pricing Supplement:
                  If any order to purchase a Certificated Note is accepted by or on behalf of the Company, the Company will prepare a Pricing Supplement reflecting the terms of such Certificated Note and will arrange to have the Pricing Supplement filed with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and will supply ten copies thereof (and additional copies if requested) to the Presenting Agent. The Presenting Agent will cause a Prospectus and Pricing Supplement to be delivered to the purchaser of such Certificated Note.

                  In each instance that a Pricing Supplement is prepared, the Presenting Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements (other than those retained for files) will be destroyed.

Suspension of
Solicitation;
Amendment or
Supplement:
         Subject to the Company's representations, warranties and covenants contained in the Agency Agreement, the Company may instruct the Agents to suspend at any time for any period of time or permanently, the solicitation of orders to purchase Certificated Notes. Upon receipt of such instructions, the Agents will forthwith suspend solicitation until such time as the Company has advised them that such solicitation may be resumed.

                  In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

                  If the Company decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agents and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Agency Agreement. Subject to the provisions of the Agency Agreement, the Company may file with the Commission any supplement to the Prospectus relating to the Notes. The Company will provide the Agents and the Trustee with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b).

Procedure for
Rate Changes:
         When the Company has determined to change the interest rates of Certificated Notes being offered, it will promptly advise the Agents and the Agents will forthwith suspend solicitation of orders. The Agents will telephone the Company with recommendations as to the changed interest rates. At such time as the Company has advised the Agents of the new interest rates, the Agents may resume solicitation of orders. Until such time only "indications of interest" may be recorded. Within two Business Days after any sale of Notes, the Company will file with the Commission a Pricing Supplement to the Prospectus relating to such Notes that reflects the applicable interest rates and other terms and will deliver copies of such Pricing Supplement to the Agents.

Delivery of
Prospectus:
         A copy of the Prospectus and, where applicable, a Pricing Supplement, relating to a Certificated Note, must accompany or precede the earliest of any written offer by any Agent of such Certificated Note, confirmation of the purchase of such Certificated Note, or payment for such Certificated Note by its purchaser. If notice of a change in the terms of the Certificated Notes is received by the Agents between the time an order for a Certificated Note is placed and the time written confirmation thereof is sent by the Presenting Agent to a customer or his agent, such confirmation shall be accompanied by a Prospectus and Pricing Supplement setting forth the terms in effect when the order was placed. Subject to "Suspension of Solicitation; Amendment or Supplement" above, the Presenting Agent timely will deliver a Prospectus and Pricing Supplement as herein described with respect to each Certificated Note sold by it. The Company will make such delivery if such Certificated Note is sold directly by the Company to a purchaser (other than any Agent).

Confirmation:
         For each order to purchase a Certificated Note solicited by any Agent and accepted by or on behalf of the Company, the Presenting Agent will issue a confirmation to the purchaser, with a copy to the Company, setting forth the details set forth above and delivery and payment instructions.

Settlement:
         The receipt by the Company of immediately available funds in exchange for an authenticated Certificated Note delivered to the Presenting Agent and the Presenting Agent's delivery of such Certificated Note against receipt of immediately available funds shall, with respect to such Certificated Note, constitute "settlement." All orders accepted by the Company will be settled on the fifth Business Day following the date of sale pursuant to the timetable for settlement set forth below, unless the Company, the Trustee and the purchaser agree to settlement on another day which shall be no earlier than the next Business Day following the date of sale; provided, however, that the Trustee shall not, without its prior written consent, be required to deliver in excess of 300 certificates evidencing Certificated Notes in any one of the three business days following the date of sale.

Settlement
Procedures:
         Settlement Procedures with regard to each Certificated Note sold by the Company through any Agent, as agent, shall be as follows:

                  A. The Presenting Agent will advise the Company by telephone of the following settlement information:

                           1. Name in which such Certificated Note is to be registered ("Registered Owner").

                           2. Address of the Registered Owner and address for payment of principal and interest.

                           3. Taxpayer identification number of the Registered Owner (if available).

                           4.       Principal amount.

                           5.       Maturity Date.

                           6. In the case of a Fixed Rate Certificated Note, the interest rate or, in the case of a Floating Rate Certificated Note, the initial interest rate (if known at such time), Base Rate, Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier (if any), minimum interest rate (if any), maximum interest rate (if any) and, in the case of a Floating Rate certified Note for which the Base Rate is LIBOR, whether LIBOR Reuters, LIBOR Telerate or another LIBOR reference is applicable to the Notes and the Designated LIBOR Currency.

                           7. Interest Payment Dates, Regular Record Dates (if other than the dates fifteen calendar days preceding such Interest Payment Dates), the Interest Payment Period, the Calculation Dates and the Calculation Agent.

                           8.       Redemption provisions, if any.

                           9.       Settlement date.

                           10.      Price (including currency).

                           11. Presenting Agent's commission, determined as provided in Section 2 of the Agency Agreement.

                           12. Manner of payment at Maturity (if other than upon presentation of Notes to the Trustee) and Interest (if other than by check).

                  B. The Company will advise the Trustee by telephone (confirmed in writing at any time on the sale date) or electronic transmission of the information set forth in Settlement Procedure "A" above and the name of the Presenting Agent. Each such communication by the Company shall constitute a representation and warranty by the Company to the Trustee and the Agents that (i) such Certificated Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company, (ii) such Certificated Note will conform with the terms of the Indenture, and (iii) after giving effect to the issuance of such Certificated Note and any other Securities (as defined in the Agency Agreement) to be issued on or prior to the settlement date for the sale of such Certificated Note, the aggregate amount of Securities which have been issued and sold by the Company will not exceed the amount of Securities registered under the Registration Statement (as defined in the Agency Agreement).

                  C. The Company will deliver to the Trustee a pre-printed four-ply packet for such Certificated Note, which packet will contain the following documents in forms that have been approved by the Company, the Agents and the Trustee:

                           1.       Certificated Note with customer
                                    confirmation.

                           2.       Stub One - For Trustee.

                           3.       Stub Two - For Agent.

                           4.       Stub Three - For the Company.

                  D. The Trustee will complete such Certificated Note and will authenticate such Certificated Note and deliver it (with the confirmation) and Stubs One and Two to the Presenting Agent, and the Presenting Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to the Trustee. Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given by the Presenting Agent for payment to the account of the Company at The Bank of New York in funds available for immediate use, of an amount equal to the price of such Certificated Note less the Presenting Agent's commission. In the event that the instructions given by the Presenting Agent for payment to the account of the Company are revoked, the Company will as promptly as possible wire transfer to the account of the Presenting Agent an amount of immediately available funds equal to the amount of such payment made.

                  E. The Presenting Agent will deliver such Certificated Note (with the confirmation) to the customer or the customer's trust bank against payment in immediately payable funds. The Presenting Agent will obtain the acknowledgement of receipt of such Certificated Note by retaining Stub Two.

                  F. The Trustee will send Stub Three to the Company by first-class mail.

Settlement
Procedures
Timetable:
                  For orders of Certificated Notes solicited by any Agent,
                           as agent, and accepted by the Company, Settlement Procedures "A" through "F" set forth above shall be completed on or before the respective times (New York City time) set forth below:

                           Settlement
                           Procedure Time

                                  A            2:00 P.M. on the Business Day
                                                 before settlement
                                  B-C          3:00 P.M. on the Business Day
                                                 before settlement
                                  D            2:15 P.M. on Settlement Date
                                  E            3:00 P.M. on Settlement Date
                                  F            5:00 P.M. on Settlement Date

Failure to Settle:
                           If a purchaser fails to accept delivery of and make payment for any Certificated Note, the Presenting Agent will notify the Company and the Trustee by telephone and return such Certificated Note to the Trustee. Upon receipt of such notice, the Company will immediately wire transfer to the account of the Presenting Agent an amount equal to the amount previously credited to the account of Company in respect of such Certificated Note. Such wire transfer will be made on the Settlement Date, if possible, and in any event not later than the Business Day following the Settlement Date. If the failure shall have occurred for any reason other than a default by the Presenting Agent in the performance of its obligations hereunder and under the Agency Agreement, then the Company will reimburse the Presenting Agent or the Trustee, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company. Immediately upon receipt of the Certificated
                           Note in respect of which such failure occurred, the Trustee will cancel such Certificated Note in accordance with the Indenture and so advise the Company, and will make appropriate entries in its records.

Trustee Not to
Risk Funds:
                  Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, the Agents or the purchaser, it being understood by all parties that payments made by the Trustee to the Company, the Agents or the purchaser shall be made only to the extent that funds are provided to the Trustee for such purpose.

Authenticity of
Signatures:
                  The Company will cause the Trustee to furnish to the
                           Agents from time to time with the specimen signatures of each of the Trustee's officers, employees or agents who has been authorized by the Trustee to authenticate Certificated Notes, but neither the Trustee nor any Agent will have any obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Certificated Note.

Payment of
Expenses:
                  Each Agent shall forward to the Company, on a monthly
                           basis, a statement of the out-of-pocket expenses incurred by such Agent during that month that are reimbursable to it pursuant to the terms of the Agency Agreement. The Company will remit payment to the Agents currently on a monthly basis.

Advertising
Costs:
                  The Company will determine with the Agents the amount of
                           advertising that may be appropriate in soliciting orders to purchase the Certificated Notes. Advertising expenses will be paid by the Company.

Periodic
Statements
from The Bank
of New York:
                  Periodically, the Trustee will send to the Company a statement setting forth the principal amount of Certificated Notes outstanding as of that date.

                                                                   EXHIBIT B


                                      SCANA
                                   CORPORATION


                                Medium-Term Notes

                             Due Nine Months or More

                               from Date of Issue

                                 TERMS AGREEMENT


                                                                       ,

Attention:

         Subject in all respects to the terms and conditions of the Selling Agency Agreement (the "Agreement") dated January 23, 2002, among UBS Warburg LLC, Credit Suisse First Boston Corporation, Banc of America Securities LLC and First Union Securities, Inc. and you, the undersigned agrees to purchase the following Notes of:

Aggregate Principal Amount:


Interest Rate:


Date of Maturity:

If Fixed Rate Notes -
   Interest Rate:
   Interest Payment Period:
   Interest Payment Dates:
   Regular Record Dates:


If Floating Rate Notes -
   Initial Interest Rate:
   Base Rate:                              Index Maturity:
   Spread:                                          Spread Multiplier:
   Minimum Interest Rate, if any:
   Maximum Interest Rate, if any:
   Interest Reset Period:
   Interest Reset Dates:
   Interest Payment Period:
   Interest Payment Dates:
   Regular Record Dates:


[Redemption Dates and Prices:]
[Repayment Dates and Prices:]

Purchase Price:   ___________% of Principal Amount [plus accrued
                           interest from _______________, ______]

Purchase Date and Time:

Place for Delivery of Notes
and Payment Therefor:

Method of Payment:

Modification, if any, in the
requirements to deliver the
documents specified in
Section 6(b) of the Agreement:

Period during which additional
Notes may not be sold pursuant
to Section 4(m) of the Agreement:

                                            [Purchaser]


                                             By: _______________________________


Accepted:


By:    ____________________________
       Title: _______________________

                                   SCHEDULE I


                  The Company agrees to pay each Agent a commission equal to the following percentage of the principal amount of each Note sold by such Agent:

Maturity Range of Notes amount                   Percentage of Principal

From 9 months to less than 1 year                                  .125%

From 1 year to less than 18 months                                 .150%

From 18 months to less than 2 years                                .200%

From 2 years to less than 3 years                                  .250%

From 3 years to less than 4 years                                  .350%

From 4 years to less than 5 years                                  .450%

From 5 years to less than 6 years                                  .500%

From 6 years to less than 7 years                                  .550%

From 7 years to less than 10 years                                 .600%

From 10 years to less than 15 years                                .625%

From 15 years to less than 20 years                                .700%

From 20 years up to and including 30 years                         .750%

Address for Notice to you:

         Notices to UBS Warburg LLC shall be directed to it at 677 Washington Boulevard, Stamford, Connecticut 06901, Attention: Debt Capital Markets Group.

         Notices to Credit Suisse First Boston Corporation shall be directed to it at Eleven Madison Avenue, New York, New York 10010, Attention: Short and Medium Term Products Group.

         Notices to Banc of America Securities LLC shall be directed to it at Bank of America Corporate Center, 100 North Tryon Street; NC1-007-07-01, Charlotte, North Carolina 28255.

         Notices to First Union Securities, Inc. shall be directed to it at One First Union Center, 301 South College Street, TW8, NC0604, Charlotte, North Carolina 28288, Attn: Jim Williams.